Exhibit 4.17

Commitment Letter

Re: Exhibit C-Disclosure Schedule of the Share Subscription Agreement dated 11 December 2008

Reference is made to the Share Subscription Agreement and the Shareholders Agreement dated 11 Dec. 2008. Capitalized terms herein shall, unless otherwise defined herein, have the same meanings as ascribed to them in the Share Subscription Agreement.

JINKOSOLAR HOLDING CO., LTD. (the “Company”), PAKER TECHNOLOGY LIMITED (“Paker”), JIANGXI JINKO SOLAR CO., LTD.(“Jinko”) and the Founders (Founders, Jinko, Paker and the Company, collectively as the “Promisees” ), have read and understand each of the representations under the Exhibit C-Disclosure Schedule attached to the Share Subscription Agreement dated December 11, 2008, and hereby undertake and covenant to the Series B Investors, that:

1.	Jinko shall, before qualified IPO, in all respects comply with the Labor Law of the PRC and the related laws and regulations regarding employment and benefits, unless such non-compliance will not have Material Adverse Effect (as defined in the Share Subscription Agreement ) on the Company, Paker or Jinko, including but not limited, that:

(i)	All of its employees shall be covered by the statutory benefits, including medical care, injury insurance, unemployment insurance, pension benefits, and any other benefits if required by the relevant governmental authorities;

(ii)	Jinko shall pay its employees salary and overtime payment in full and in time according to the relevant labor laws and regulations of the PRC.

2.	Before the Qualified IPO, any lease agreement related to the manufacturing plants or offices of Jinko shall be lawful and enforceable, and be duly filed at the relevant administration authorities as required by the laws of the PRC. In addition, in the event that any lease agreement is entered into by and between Jinko and VIEs of the Company, such lease agreement shall be on arms-length basis.

3.	The Founders shall, before the Qualified IPO, complete the amendment of SAFE Registration under Circular 75 (“Registration”) with respect to the Special Purpose Company incorporated in Cayman Islands and the relevant amendments to their former Registration with respect to the changes of the Company’s shareholder structure.

4.	Jinko shall, before the Qualified IPO, be in compliance with the laws, regulations and rules of the PRC in all respects including but not limited to manufacturing, operation and possession of any asset and any other activities, unless such non-compliance will not have Material Adverse Effect on the Company, Paker or Jinko.

7.	The Founders shall compensate Jinko for any direct monetary loss or damages, such as fines or any other monetary punishment administered by PRC authorities, arising from Paker’s acquisition of Desun Energy Co., Ltd.’s 34.9% equity interest without obtaining the approval from Ministry of Commerce, suffered by Paker or Jinko.

As agreed by the Series B Investors, this Commitment Letter shall supersede all prior commitments made by the Promisees to the Series B Investors with respect to the Series B Preferred Share Purchase Agreement dated September 18, 2008 and the Amended and Restated Shareholders Agreement dated September 18, 2008 on the same or similar subject matter, and constitute the entire commitments made by the Promisees to the Series B Investors on the subject matter herein.

The Promisees understand and acknowledge that this Commitment Letter constituted part of their undertakings and covenants under the Share Subscription Agreement, by any breach of which, the Promisees shall indemnify the Series B Investors for any loss, damage, claim, or liability (or actions in respect thereof) arising out of or are based upon any of such breach.

In the event of any discrepancy between the Chinese and English version, English version shall prevail.

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IN WITNESS WHEREOF, the Promisees hereto have executed this Commitment Letter as of the date first written above.

COMPANY:	JINKOSOLAR HOLDING CO., LTD.

By:	/s/ Kangping Chen
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IN WITNESS WHEREOF, the Parties hereto have executed this Commitment Letter as of the date first written above.

PAKER TECHNOLOGY LIMITED

By:	/s/ Kangping Chen
Name:
Title:
Address:
Attn:
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IN WITNESS WHEREOF, the Parties hereto have executed this Commitment Letter as of the date first written above.

JINKO:	JIANGXI JINKO SOLAR CO., LTD.

	By:	/s/ Kangping Chen
Name:
Title:
Attn:
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IN WITNESS WHEREOF, the Parties hereto have executed this Commitment Letter as of the date first written above.

FOUNDER:	LI Xiande

	BY:	/s/ Kangping Chen
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FOUNDER:	CHEN Kangping

	BY:	/s/ Kangping Chen
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FOUNDER:	LI Xianhua

	BY:	/s/ Kangping Chen
ID Number:
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